Exhibit 99.1

Corvus Pharmaceuticals Reports First Quarter 2017 Financial Results and Provides Business Update

BURLINGAME, Calif., May 04, 2017 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ:CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immuno-oncology therapies, today announced financial results for the first quarter ended March 31, 2017, and provided a business update.

“We are continuing to make significant progress in our Phase 1/1b trial, which is designed to rapidly identify the diseases where our lead product candidate, CPI-444, has the greatest potential both as a single agent and in combination with atezolizumab,” said Richard A. Miller, M.D., co-founder, president and chief executive officer of Corvus. “This strategic design has allowed us to identify four cohorts for expansion based on the demonstration of anti-tumor activity in renal cell cancer and non-small cell lung cancer, especially in patients that are resistant or refractory to prior treatment with anti-PD(L)-1 antibodies, and whose tumors are PDL-1 negative, an extremely difficult to treat patient population.  We look forward to presenting additional clinical data from these cohorts in an oral presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting in June 2017.”

Recent Achievements and Upcoming Milestones
Clinical & Preclinical Development

  Expanded four cohorts from 14 to 26 patients in the ongoing disease-specific expansion part of the Phase 1/1b clinical study of the Company’s lead oral checkpoint inhibitor, CPI-444. The expanded cohorts include treatment with both CPI-444 as a single agent and in combination with atezolizumab (Tecentriq®), an anti-PD-L1 antibody, in renal cell cancer (RCC) and non-small cell lung cancer (NSCLC).
  Presented interim safety data on 113 patients and efficacy data for 96 patients enrolled the Company’s Phase 1/1b study at the American Association for Cancer Research (AACR) Annual Meeting 2017.  The data showed that treatment with CPI-444 was well tolerated, provided disease control and induced tumor regression in a number of patients with extensive disease, especially in patients who were resistant/refractory to prior treatment with anti-PD(L)-1 antibodies.
  Plan to present clinical data from the four disease expansion cohorts in both RCC and NSCLC at the ASCO Annual Meeting in June 2017.
  Continued to progress anti-CD73 antibody and ITK inhibitor programs toward Phase 1 study initiation in 2018.

Corporate Development

  On May 1, 2017, Corvus expanded its collaboration agreement with Genentech, a member of the Roche Group. Under the new agreement, CPI-444 administered in combination with atezolizumab (Tecentriq) will be evaluated in a Phase 1b/2 randomized, controlled clinical study as second-line therapy in patients with non-small cell lung cancer (NSCLC) who are resistant/refractory to prior therapy with an anti PD(L)-1 antibody.  It is anticipated that the study will enroll up to 65 patients in the treatment arm. Genentech will manage study operations for the Phase 1b/2 trial, which is expected to begin enrolling patients in the second half of 2017.  Corvus retains global development and commercialization rights to CPI-444.

Financial Results

At March 31, 2017, Corvus had cash, cash equivalents and marketable securities totaling $122.1 million.  This compared to cash, cash equivalents and marketable securities of $134.9 million at December 31, 2016.

Research and development expenses for the three months ended March 31, 2017 totaled $13.5 million compared to $5.4 million for the same period in 2016.  The increase of $8.1 million was primarily due to an increase of $2.1 million in outside costs for the Phase 1/1b clinical trial for CPI-444, an increase of $1.7 million in drug manufacturing costs for our anti-CD73 antibody program, an increase of $0.8 million in personnel and related costs associated with higher headcount and a $3.0 million milestone payment made to Vernalis plc pursuant to our license agreement.

General and administrative expenses for the three months ended March 31, 2017 totaled $2.7 million compared to $1.0 million for the same period in 2016.  The increase of $1.7 million was primarily due to an increase of $0.9 million in personnel and associated costs, primarily due to an increase in headcount and a $0.5 million increase in legal and accounting costs.

The net loss for the three months ended March 31, 2017 was $16.0 million compared to $6.4 million for the same period in 2016.  Total stock compensation expense for the three months ended March 31, 2017 was $1.5 million compared to $0.4 million for the same period in 2016.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of small molecule and antibody agents that target the immune system to treat patients with cancer. These agents block or modify crucial immune checkpoints and reprogram immune T-cells. Corvus’ lead product, CPI-444, is a checkpoint inhibitor that is designed to disable a tumor’s ability to subvert attack by the immune system by inhibiting adenosine in the tumor microenvironment. CPI-444 is a small molecule that is taken orally. CPI-444 is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. For more information, visit: www.corvuspharma.com.

Tecentriq® (atezolizumab) is a registered trademark of Genentech.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-444, both as a single agent and in combination with anti-PD-1 or anti-PD-L1, the Company’s ability to develop and advance product candidates into and successfully complete clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-444, and the timing of any future clinical trials. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the Securities and Exchange Commission on May 4, 2017, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate evidence of efficacy and safety for CPI-444 during its Phase 1/1b clinical trial; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the results of early clinical trials may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CORVUS PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended
	March 31,
	2017	2016

Operating expenses:
Research and development	$13,497	$5,397
General and administrative	2,720	1,029
Total operating expenses	16,217	6,426
Loss from operations	(16,217)	(6,426)
Interest income	181	79
Net loss	$(16,036)	$(6,347)

Net loss per share, basic and diluted	$(0.79)	$(5.39)

Shares used to compute net loss per share, basic and diluted	20,349,391	1,176,546

CORVUS PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
		March 31,	December 31,
		2017	2016
Assets
Cash, cash equivalents and marketable securities		$122,064	$134,896
Other assets		5,037	5,254
Total assets		$127,101	$140,150

Liabilities and stockholders’ equity
Accounts payable and accrued liabilities and other liabilities		$8,876	$7,349
Stockholders' equity		118,225	132,801
Total liabilities and stockholders’ equity		$127,101	$140,150

Investor Contact:
Jason Coloma, Ph.D.
SVP and Chief Business Officer
650-900-4511
JColoma@corvuspharma.com

Media Contact:
Julie Normart, W2O Group
415-946-1087
jnormart@w2ogroup.com